UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

KINTARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd, Suite 150

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 350-4364

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2023, Kintara Therapeutics, Inc. (the “Company”) convened and then adjourned its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) being held to consider and vote on, among other things, an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance thereunder from 5,500,000 to 75,000,000 (the “Charter Amendment Proposal”). Present at the Annual Meeting, in person or by proxy, were holders of 991,538 shares of the Company’s common stock and 178,524 Series C Preferred Stock, representing approximately 60.41% of the voting power of the holders of the Company’s issued and outstanding shares of common stock and Series C Preferred Stock as of March 28, 2023 (the “Record Date”), which constituted a quorum for the transaction of business.

The proposal that was presented at the Annual Meeting was the proposal to adjourn the Annual Meeting until 12:00 p.m. Eastern Time on June 15, 2023, to allow for additional time for stockholders to vote on the Charter Amendment Proposal (the “Adjournment Proposal”).

The votes cast with respect to the Adjournment Proposal were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
960,036	184,510	25,516	0

The stockholders approved the Adjournment Proposal.

Accordingly, the Annual Meeting was adjourned to 12:00 p.m., Eastern Time, on June 15, 2023, via the Internet. The Company’s stockholders of record as of the Record Date will continue to be entitled to vote at the reconvened Annual Meeting. Stockholders may attend the Annual Meeting at the website address http://www.viewproxy.com/kintara/2023/vm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTARA THERAPEUTICS, INC.

Date: May 25, 2023	By:	/s/ Scott Praill
Name: Scott Praill
Title: Chief Financial Officer